As filed with the Securities and Exchange Commission on July 23, 2021

Registration No. 333-257715

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Teads B.V.(*)

(Exact name of Registrant as specified in its charter)

(*)

Teads B.V. is a newly formed holding company for the business of Teads S.A., an existing private holding company. We intend to convert the legal form of our Company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company (naamloze vennootschap) and to change the name from Teads B.V. to Teads N.V. prior to the closing of this offering.

Not Applicable

(Translation of Registrant’s name into English)

Netherlands	7310	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Danzigerkade 15B

1013 AP Amsterdam, the Netherlands

+31 (0)6 2157 3727

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Armando Mariano Gil

Teads INC.

55 5th Avenue, 17th Floor

New York, New York 10003

(408)-712-3198

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pierre Chappaz

Bertrand Quesada

Caroline Barbery

Teads B.V.

Danzigerkade 15B

1013 AP Amsterdam, the Netherlands

+31 (0)6 2157 3727

Richard Alsop Kristina Trauger Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022-6069 (212) 848-4000	Craig Marcus Michael Kazakevich Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Gaby Smeenk Martin van Olffen De Brauw Blackstone Westbroek Claude Debussylaan 80 1082 MD Amsterdam +31 20 577 1771

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Class A common shares, €0.01 par value per share	44,275,000	$21.00	$929,775,000.00	$101,438.45

(1)	Includes the Class A common shares that the underwriters have the option to purchase to cover over-allotments.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Teads B.V. is filing this Amendment No. 2 to its registration statement on Form F-1 (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II of the Registration Statement, and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information Not Required in Prospectus

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement

3.1**	Form of Articles of Association of Teads N.V.

4.1†	Specimen Share Certificate

4.2**	Form of Registration Rights Agreement

5.1	Opinion of De Brauw Blackstone Westbroek as to the validity of the Class A Shares

10.1**+	Teads N.V. Remuneration Policy for Executive and Non-Executive Directors

10.2**+	Teads N.V. 2021 Stock Option Plan

16.1**	Letter from Deloitte Audit S.à r.l., dated July 6, 2021, regarding the change in independent registered accounting firm

21.1**	List of Subsidiaries of Teads S.A. (to be a subsidiary of Teads N.V. following the closing of this offering)

23.1**	Consent of Deloitte Audit S.à r.l.

23.2**	Consent of Deloitte Audit S.à r.l.

23.3	Consent of De Brauw Blackstone Westbroek (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

99.1**	Consent of Jurgen van Breukelen pursuant to Rule 438

99.2**	Consent of Mark Mullen pursuant to Rule 438

99.3**	Consent of Raymond Svider pursuant to Rule 438

**	Previously filed
†	Class A Shares of the Company will be in an uncertificated form. Therefore, the Company is not filing a specimen certificate evidencing Class A Shares.
+	Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the United Kingdom, on July 23, 2021.

By:	/s/ Bertrand Quesada

	Name:	Bertrand Quesada

	Title:	Co-Founder & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bertrand Quesada Bertrand Quesada	Co-Founder, Director, Chief Executive Officer and Principal executive officer	July 23, 2021

/s/ Caroline Barbery Caroline Barbery	Principal Financial Officer and Principal Accounting Officer	July 23, 2021

* David Drahi	President and Director	July 23, 2021

* Graziella Drahi	Director	July 23, 2021

* Dexter Goei	Director	July 23, 2021

* Malo Corbin	Vice-President and Director	July 23, 2021

* Natacha Marty	Director	July 23, 2021

* Tal Granot-Goldstein	Director	July 23, 2021

* Pierre Chappaz	Founder and Director	July 23, 2021

* By:	/s/ Caroline Barbery
Caroline Barbery
Attorney-in-fact

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Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Teads N.V., has signed this Registration Statement on July 23, 2021.

By:	/s/ Armando Gil
	Name:	Armando Gil

	Title:	Chief Financial Officer, North America, Teads

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